UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 2.02   Results of Operations and Financial Conditions.

On August 14, 2019, Jaguar Health, Inc. (the “Company”) issued a press release announcing second quarter 2019 results and current and planned commercial, educational and product development activities related to Mytesi (crofelemer), the Company’s first-in-class, FDA-approved anti-secretory human prescription drug.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On August 9, 2019, Ms. Karen S. Wright notified the Company of her decision to resign as Chief Financial Officer and Treasurer of the Company, effective immediately.

(c) Appointment of Chief Accounting Officer.

On August 13, 2019, the Company’s Board of Directors (the “Board”) appointed Carol R. Lizak, age 55, as the Company’s Chief Accounting Officer, effective immediately.  Ms. Lizak, who currently serves as Vice President of Finance and Corporate Controller of the Company, will assume the duties of the Company’s principal financial officer and principal accounting officer.  Ms. Lizak joined the Company in May 2019 as Vice President of Finance and Corporate Controller.  Prior to joining the Company, Ms. Lizak served as Senior Director and Corporate Controller of Zosano Pharma Corporation from November 2017 to January 2019, as Controller of Quantum Secure, Inc. from July 2016 to August 2017, and as Executive Director, Corporate Controller of Alexza Pharmaceuticals, Inc. from September 2014 to July 2016.  Prior thereto, she spent nine years as Corporate Controller of a subsidiary of HID Global Corporation.  There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Lizak.

There have been no new compensatory or other material arrangements entered into, or modifications to existing compensatory arrangements entered into, nor were there any grants or awards made to, Ms. Lizak in connection with her appointment as the Company’s Chief Accounting Officer.  Ms. Lizak will continue to be compensated pursuant to her existing compensatory arrangements until such time as the Compensation Committee of the Board determines the appropriate compensation for her new role at its next regular meeting.  Ms. Lizak’s current compensatory arrangements include her continued eligibility for annual or other grants under the Company’s 2014 Stock Incentive Plan.  Under the terms of an employment offer letter from the Company to Ms. Lizak, Ms. Lizak is entitled to an initial base salary of $225,000 and eligible to receive an annual target bonus of 30% of her base salary and participate in the employee benefit plans that the Company offers to its other employees.

In connection with her appointment, the Company expects that Ms. Lizak will enter into the Company’s standard indemnification agreement which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Ms. Lizak to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by Ms. Lizak as a result of Ms. Lizak being made a party to certain actions, suits, proceedings and other actions by reason of the fact that Ms. Lizak is or was a director, officer, employee, consultant, agent or fiduciary of the Company.

Item 9.01   Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 14, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President

Date: August 14, 2019

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